Exhibit 99.1

Extended Stay America Announces Repurchase of Preferred Shares

CHARLOTTE, N.C.—June 15, 2017 (BUSINESS WIRE)— Extended Stay America, Inc. (the “Company”) (NYSE: STAY) today announced that it entered into a preferred share repurchase agreement with certain selling stockholders affiliated with Centerbridge Partners, L.P. and The Blackstone Group L.P. (the “Selling Stockholders”) pursuant to which the Company repurchased directly from the Selling Stockholders 14,069 shares of Series A Preferred Stock of the Company (the “Preferred Shares”). The preferred share repurchase was effected in a private, non-underwritten transaction at a price per share equal to $1,000 plus all accrued and unpaid dividends thereon through and including the date of the repurchase. The Company funded the preferred share repurchase from cash on hand. The preferred share repurchase was approved by the Company’s audit committee. After this preferred share repurchase, the Company has 7,133 Preferred Shares outstanding and the Selling Stockholders no longer beneficially own any Preferred Shares. Following the closing of the preferred share repurchase, the repurchased Preferred Shares will be retired. The timing and method of any future Preferred Share repurchases (other than in connection with the exercise of any put rights), will depend on a variety of factors, including market conditions and the Company’s financial condition and are subject to the discretion of management.

The Company’s Chief Financial Officer, Jonathan Halkyard, commented, “We are pleased to continue to improve our balance sheet and lower our cost of capital. Since returning to the public markets in 2013 and including this repurchase agreement, the Company has retired over $950 million in debt and has refinanced the entire balance sheet into long dated, low cost and flexible debt.”

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, goals, plans, objectives and future events, including the repurchase of Preferred Shares by the Company, as such, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to differ from those projected in the forward-looking statements, possibly materially. For a description of factors that may cause the Company’s actual results or performance to differ from any forward-looking statements, please review the information under the headings “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” included in the Company’s and ESH Hospitality, Inc.’s (“ESH,” and together with the Company, “STAY”) combined annual report on Form 10-K filed with the SEC on February 28, 2017 and other documents of STAY on file with or furnished to the SEC. Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, will have the expected consequences to, or effects on, the Company or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.

About Extended Stay America

Extended Stay America, Inc. (“ESA”) is the largest integrated hotel owner/operator in North America. Its subsidiary, ESH Hospitality, Inc. (“ESH”), is the largest lodging REIT in North America by unit and room count, with over 620 hotels and approximately 68,800 rooms in the U.S. ESA manages all of ESH’s properties, providing over 8,000 jobs at its hotel properties and corporate headquarters. Extended Stay America® is the leading brand in the mid-priced extended stay segment, with approximately twice as many rooms as its nearest competitor.

Contacts

Investors:

Rob Ballew

(980) 345-1546

investorrelations@extendedstay.com

Media:

Terry Atkins

(980) 345-1648

tatkins@extendedstay.com